UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10205 Westheimer Road, Houston, Texas	77042
112 Avenue Kleber, Paris, France	75784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 354-6100 (Houston)
+33 156 267171 (Paris)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 6, 2014, Dresser-Rand Group Inc. (the “Company”) held its Annual Meeting of Stockholders. Three proposals were submitted to a vote of the stockholders, each of which is described in detail in the Company’s 2014 Proxy Statement (the “Proxy Statement”), as filed with the Securities and Exchange Commission on March 24, 2014. A summary of the matters voted upon by stockholders is set forth below.

Proposal 1. Election of Directors.

Stockholders elected each of the eight director nominees to hold office until the 2015 Annual Meeting of Stockholders and until their successors have been elected and qualified based on the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
William E. Macaulay	64,499,627	904,338	4,503	3,133,179
Vincent R. Volpe Jr.	64,578,621	825,295	4,552	3,133,179
Rita V. Foley	64,524,003	879,961	4,503	3,133,180
Louis A. Raspino	63,101,140	2,302,975	4,352	3,133,180
Philip R. Roth	59,967,672	5,436,442	4,352	3,133,181
Stephen A. Snider	63,760,335	1,643,780	4,352	3,133,180
Michael L. Underwood	63,763,698	1,640,417	4,352	3,133,180
Joseph C. Winkler III	63,760,135	1,644,197	4,135	3,133,180

Proposal 2. Ratification Of Appointment Of Independent Registered Public Accountants.

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,168,721	367,120	5,806	0

Proposal 3. Advisory Resolution to Approve Executive Compensation.

Stockholders approved, based upon the votes set forth below, the following advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

“Resolved, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion.”

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,870,804	1,486,345	52,051	3,132,447

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

Date: May 6, 2014	By:	/s/ Mark F. Mai
Name: Mark F. Mai
Title: Vice President, General Counsel & Secretary